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                                                                 EXHIBIT 23(a)


                     CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement (the "Registration Statement") on Form S-3 of Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership, as filed with the Securities and Exchange Commission on November 3, 1997, of our report dated January 27, 1997, except for Note 14, which is dated February 28, 1997, on our audits of the consolidated financial statements and financial statement schedules of Tanger Factory Outlet Centers, Inc. included in the Annual Report on Form 10-K. We also consent to the inclusion in the Registration Statement of our report dated January 27, 1997, except for Note 14, which is dated February 28, 1997, on our audits of the financial statements of Tanger Properties Limited Partnership, a subsidiary of Tanger Factory Outlet Centers, Inc. We also consent to the reference to our Firm under the caption "Experts".



Coopers & Lybrand L.L.P.



/s/ Coopers & Lybrand L.L.P.
----------------------------
Greensboro, North Carolina
November 3, 1997